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                                                                     EXHIBIT 3.7


                            CERTIFICATE OF AMENDMENT

                           OF THE AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION OF

                          CONNECTIVE THERAPEUTICS, INC.


         The undersigned, Thomas G. Wiggans and Joshua L. Green, hereby certify that:

         ONE: They are the duly elected and acting President and Secretary, respectively, of said corporation.

         TWO: Article I of the Amended and Restated Certificate of Incorporation of said corporation is hereby amended in its entirety to read as follows:

                                   "ARTICLE I

                  The name of this corporation is Connetics Corporation."

         THREE: The foregoing amendment of the Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware by the Board of Directors and the stockholders of the Corporation.

         IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been executed by its President and attested by its Secretary this 14th day of May, 1997.




                                               /s/ THOMAS G. WIGGANS
                                               --------------------------------
                                               Thomas G. Wiggans
                                               President



                                               /s/ JOSHUA L. GREEN
                                               --------------------------------
                                               Joshua L. Green
                                               Secretary